Exhibit 99.j

Weiser LLP
Certified Public Accountants

135 West 50th Street
New York, NY 10020-1299
Tel 212.812.7000
Fax 212.375.6888

www.mrweiser.com

CONSENT OF WEISER LLP

As the independent registered public accounting firm of W.P. Stewart & Co. Growth Fund, Inc., we hereby consent to the incorporation by reference of the annual report of shareholders in the annual registration statement of the above Fund, as well to all references to our firm included or made part of this registration statement.

/s/ Weiser LLP

WEISER LLP
New York, N.Y.
April 29, 2005.